UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	December 16, 2004

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On December 16, 2004, the Compensation Committee of the Board of Directors awarded stock options pursuant to the 2002 Management Equity Incentive Plan to certain employees or advisors, as defined by the Plan, listed below. All options (i) were priced at the closing market price on the date of grant, (ii) have a ten-year term, and (iii) shall vest at a rate of 1,000 shares on the first through third anniversaries, with the remainder vesting on the fourth anniversary.

Name	Title	Amount of Shares Optioned	Exercise Price Per Share
James R. Saalfeld	VP, General Counsel, Secretary & Treasurer	10,000	$5.00
Robert H. Potts	VP of Real Estate	10,000	$5.00
Roger L. Zingle	President - O'Charley's of Michigan	20,000	$5.00
William D. Badgerow	Controller	5,000	$5.00
Joan M. Garety	Financial Advisor	5,000	$5.00

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Document
10.1	Form of Options granted December 16, 2044.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2004	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer